SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON D.C. 20549


                                    FORM 8-K

                             Current Report Pursuant

                          To Section 13 or 15(d) of the

                         Securities Exchange Act of 1934


Date of report (Date of earliest event reported)         February 4, 1998
                                                 ------------------------------

Protection One, Inc.                      Protection One Alarm Monitoring, Inc.
(Exact Name of Registrant                      (Exact Name of Registrant
  as Specified in Charter)                      as Specified in Charter)

         Delaware                                         Delaware
 (State or Other Jurisdiction                 (State or Other Jurisdiction
      of Incorporation)                              of Incorporation)

         0-247802                                         33-73002-1
  (Commission File Number)                       (Commission File Number)

        93-1063818                                      93-1065479
     (I.R.S. Employer                                 (I.R.S. Employer
     Identification No.)                              Identification No.)

    6011 Bristol Parkway                            6011 Bristol Parkway
Culver City, California 90230                   Culver City, California 90230
(Address of Principal Executive               (Address of Principal Executive
  Offices, Including Zip Code)                   Offices, Including Zip Code)

        (310) 342-6300                                 (310) 342-6300
 (Registrant's Telephone Number,               (Registrant's Telephone Number,
      Including Area Code)                          Including Area Code)

             N/A                                           N/A
 (Former Name or Former Address,              (Former Name or Former Address,
   if Changed Since Last Report)               if Changed Since Last Report)

Item 2. Acquisition or Disposition of Assets

         On February 4, 1998, Protection One, Inc. (Protection One) announced that it exercised an option to purchase the stock of Network Holdings, Inc. from Western Resources. Protection One will fund the acquisition with borrowings under a senior debt facility to be extended to it by Western Resources. Protection One is a subsidiary of Western Resources, which currently owns approximately 82% of Protection One's outstanding shares of common stock. The transaction is expected to close by early March. Further transaction details are included in a press release attached hereto as Exhibit 99.1, and incorporated herein by this reference.

Item 7.  Financial Statements and Exhibits.

         (c) Exhibits.

         99.1 Press release dated as of February 4, 1998 issued by Protection One, Inc.

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, each Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    Protection One, Inc.
                                    Protection One Alarm Monitoring, Inc.

         February 11, 1998                           By:         JOHN W. HESSE
                                                              -----------------

                                                     John W. Hesse
                                                     Executive Vice President
                                                     and Chief Financial Officer